Exhibit 27-(h)(14)(c): Amendment No. 4 to Participation Agreement by and among ReliaStar Life Insurance Company, Putnam Variable Trust and Putnam Mutual Funds Corp.

AMENDMENT 4 TO
PARTICIPATION AGREEMENT
BY AND AMONG
RELIASTAR LIFE INSURANCE COMPANY
AND
PUTNAM VARIABLE TRUST
AND
PUTNAM FUNDS CORP.

THIS AMENDMENT 4 TO PARTICIPATION AGREEMENT ("Amendment 4") is made and entered into this _____ day of ____________, 2000 among ReliaStar Life Insurance Company (the "Company"), Putnam Variable Trust (the "Fund"), and Putnam Mutual Funds Corp. (the "Distributor").

WHEREAS, the Company, the Fund and the Distributor are parties to the Participation Agreement dated January 14, 1994 (the "Agreement"); and

WHEREAS, each of the parties desire to amend the Agreement to permit the Company to offer the Fund through the Company's variable life insurance policies and variable annuity contracts which have separate accounts using the Fund as the investment vehicle for said separate accounts. The Company, Underwriter and Fund hereby agree to amend Schedule A of the Agreement by inserting the following in its entirety:

2.(f) Survivorship Flexible Premium Variable Life Insurance Policy Form No. 85-911 and the state exceptions (Accumulation SVUL).

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of ___________________, 2000.

RELIASTAR LIFE INSURANCE COMPANY

By: /s/ John Johnson
Name: John Johnson
Title: Vice President

By: /s/ Jeryl Millner
Name: Jeryl A. Millner
Title: 2nd VP - Controller

PUTNAM VARIABLE TRUST

By: /s/ John Verani
Name: John Verani
Title: Vice President

PUTNAM RETAIL MANAGEMENT, INC.

By: /s/ Eric S. Levy
Name: Eric S. Levy
Title: Senior Vice President

SCHEDULE A
CONTRACTS

1. ReliaStar Select Variable Account

(a) Flexible Premium Individual Deferred Retirement Annuity Form No. 81-870 and the state exceptions (Select*Annuity II).

(b) Flexible Premium Individual Deferred Retirement Annuity Form No. 84-420 and the state exceptions (Select*Annuity III)

(c) Flexible Premium Individual Deferred Retirement Annuity Form No. 84-420 and the state exceptions (Advantage SE).

2. Select*Life Variable Account

(a) Flexible Premium Variable Life Insurance Policy Form No. 83-300 and the state exceptions (Select*Life I)

(b) Flexible Premium Variable Life Insurance Policy Form No. 84-662 and the state exceptions (Select*Life II)

(c) Flexible Premium Variable Life Insurance Policy Form No. 84-795 and the state exceptions (Select*Life III)

(d) Survivorship Flexible Premium Variable Life Insurance Policy Form No. 85-230 and the state exceptions (Variable Estate Design).

(e) Flexible Premium Variable Life Insurance Policy Form No. 85-484 and the state exceptions (FlexDesign).

(f) Survivorship Flexible Premium Variable Life Insurance Policy Form No. 85-911 and the state exceptions (Accumulation SVUL).